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                                                                    EXHIBIT 23.4

                   Consent of Mine Reserves Associates, Inc.

          We hereby consent to references to our name and to any analyses performed by us in our capacity as an independent consultant to Apex Silver Mines Limited (the "Company") which are set forth in the Registration Statement on Form S-1 to be filed by the Company with the SEC (the "Commission") on March 30, 2000 or any related abbreviated registration statement filed by the Company with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, or in any amendment to any of the foregoing.

                                         Mine Reserves Associates, Inc.


                                         /s/  Donald C. Elkin
                                         --------------------
                                         Name: Donald C. Elkin
                                         Title:   President

Wheat Ridge, Colorado
March 30, 2000